Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS
Luxembourg, March 4, 2026 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported financial results for the fourth quarter and full year 2025.
“We are pleased with our full year and fourth quarter 2025 performance driven by disciplined execution, reduced interest expense and strong sales wins. For the year, we grew Service revenue by $10.9 million, or 7%, to $161.3 million, Adjusted EBITDA(1) by $0.9 million, or 5%, to $18.3 million and significantly improved our GAAP loss before income taxes by $18.7 million to $14.1 million. The sales wins, including fourth quarter wins estimated to generate $13.2 million in stabilized annual revenue, should put us in a strong position to mitigate the impact of anticipated legacy revenue losses, materially diversify Altisource’s revenue base and support our growth. Our first quarter 2026 progress onboarding fourth quarter wins provides increased visibility on our potential ability to grow as we move through 2026,” said Chairman and Chief Executive Officer William B. Shepro.
Mr. Shepro further commented, “For 2026, based on our current business and market assumptions, we are forecasting Service revenue of $165 million to $185 million, representing 8.5% growth over 2025 at the midpoint, Adjusted EBITDA(1) of $15 million to $20 million and positive operating cash flow.”
2025 Highlights(2)
Company, Corporate and Financial:
•2025 Service revenue of $161.3 million was $10.9 million, or 7%, higher than 2024
•2025 Loss before income taxes and non-controlling interests of $14.1 million was an $18.7 million improvement compared to 2024
•2025 Net income attributable to Altisource of $1.6 million was a $37.3 million improvement compared to 2024
•2025 Diluted earnings per share of $0.15 was a $10.14 improvement compared to 2024
•2025 Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”)(1) of $18.3 million was $0.9 million, or 5% higher than 2024
•2025 Adjusted EBITDA(1) margin of 11% was lower than 2024 Adjusted EBITDA(1) margin of 12% largely due to product mix
•Ended the year with $26.6 million of cash and cash equivalents
Business and Industry:
•2025 Adjusted EBITDA(1) of $47.6 million in the Servicer and Real Estate and Origination segments (together “Business Segments”) was $3.0 million, or 7% higher than 2024
•Generated sales wins which we estimate represent potential annualized service revenue on a stabilized basis of $20.6 million for the Servicer and Real Estate segment and $20.9 million for the Origination segment

•Primarily from fourth quarter sales wins in the Servicer and Real Estate segment, significantly grew Hubzu foreclosure auction and REO inventory, reducing the percentage of total Hubzu assets from Rithm Capital Corp, (“Rithm”) to 7.7% of total inventory as of February 15, 2026

(in thousands)	February 15, 2026	September 30, 2025	% Change
Foreclosure Auction Inventory(5)	10.1	4.0	154%
REO Inventory - Customers other than Rithm	2.4	0.7	230%
REO Inventory - Rithm	1.0	1.0	5%
Total Hubzu Inventory	13.5	5.7	137%
•Ended the quarter with a weighted average sales pipeline between $30.4 million and $38.0 million of potential estimated annual revenue on a stabilized basis based upon forecasted probability of closing (comprising of between $17.1 million and $21.4 million in the Servicer and Real Estate segment and between $13.2 million and $16.6 million in the Origination segment)
•Industrywide foreclosure initiations were 25% higher in 2025 compared to the same period in 2024 (although still 19% lower than the same pre-COVID-19 period in 2019)(3)
•Industrywide foreclosure sales were 17% higher in 2025 compared to the same period in 2024 (although still 45% lower than the same pre-COVID-19 period in 2019)(3)
•Industrywide mortgage origination unit volume increased by 19% in 2025 compared to 2024, comprised of a 2% decline in purchase origination and a 92% increase in refinance origination(4)
2025 Financial Results
Full Year 2025
•Service revenue of $161.3 million
•Income from operations of $0.4 million
•Loss before income taxes and non-controlling interests of $(14.1) million
•Net income attributable to Altisource of $1.6 million
•Adjusted EBITDA(1) of $18.3 million
•Diluted earnings per share of $0.15
Fourth Quarter 2025
•Service revenue of $39.9 million
•Income from operations of $(6.6) million
•Loss before income taxes and non-controlling interests of $(8.1) million
•Net loss attributable to Altisource of $(7.2) million
•Adjusted EBITDA(1) of $4.0 million
•Diluted loss per share of $(0.66)

Fourth Quarter and Full Year 2025 Results Compared to the Fourth Quarter and Full Year 2024 (unaudited):

(in thousands, except per share data)	Fourth Quarter 2025	Fourth Quarter 2024	% Change	Full Year 2025	Full Year 2024	% Change
Service revenue	$39,909	$38,450	4	$161,257	$150,354	7
Revenue	42,340	41,013	3	170,975	160,134	7
Gross profit	11,211	12,438	(10)	48,910	49,529	(1)
(Loss) income from operations	(6,580)	584	N/M	417	3,224	(87)
Adjusted operating income(1)	3,791	4,234	(10)	17,088	14,821	15
Loss before income taxes and non-controlling interests	(8,139)	(8,373)	3	(14,146)	(32,867)	57
Pretax loss attributable to Altisource(1)	(8,232)	(8,425)	2	(14,459)	(33,055)	56
Adjusted pretax income (loss) attributable to Altisource(1)	2,247	(4,775)	147	6,678	(21,458)	131
Adjusted EBITDA(1)	4,046	4,747	(15)	18,311	17,387	5
Net (loss) income attributable to Altisource	(7,227)	(8,769)	18	1,615	(35,636)	105
Adjusted net income (loss) attributable to Altisource(1)	1,261	(5,013)	125	4,376	(23,147)	119
Diluted (loss) earnings per share	(0.66)	(2.44)	73	0.15	(9.99)	102
Adjusted diluted earnings (loss) per share(1)	0.11	(1.40)	108	0.40	(6.49)	106
Net cash used in operating activities	(505)	(1,401)	64	(5,065)	(5,025)	(1)
Net cash used in operating activities less additions to premises and equipment(1)	(525)	(1,401)	63	(5,134)	(5,025)	(1)

Margins:
Gross profit / service revenue	28%	32%		30%	33%
Adjusted EBITDA(1) / service revenue	10%	12%		11%	12%

N/M — not meaningful.
•Full year 2025 loss before income taxes and non-controlling interests includes $3.6 million of Debt Exchange Transaction expenses (no comparative amount for the fourth quarter 2025, fourth quarter 2024 and full year 2024). Fourth quarter 2025 and full year 2025 loss before income taxes and non-controlling interests includes $7.5 million of loss from litigation settlement and related defense costs (no comparative amount for the fourth quarter 2024 and full year 2024). The Company expects that a significant portion of the liability may be eligible for reimbursement under applicable insurance, subject to the terms and conditions of the applicable insurance policies. However, one insurer is disputing the extent of its available insurance coverage. There can be no assurance as to the timing or amount of any such reimbursement, if any.
•Full year 2025 net income attributable to Altisource includes $17.7 million of income tax benefit from a net reversal of its reserve for uncertain tax positions and associated accrued interest (no comparative amount for the fourth quarter 2025, fourth quarter 2024 and full year 2024)
On May 28, 2025, Altisource effected a consolidation of its shares (also known as a reverse stock split) at a ratio of 1-for-8 (the “Share Consolidation”). As a result of the Share Consolidation, every eight shares of common stock outstanding immediately prior to effectiveness of the Share Consolidation were combined and converted into one share of common stock, reducing the total number of issued and outstanding shares from 88,129,766 to 11,016,220. No fractional shares were issued in connection with the Share Consolidation. Instead, shareholders received cash in lieu of fractional shares, based on the closing price of Altisource’s common stock on May 27, 2025. All share and per share amounts and exercise prices of stock options and warrants in this Press Release have been retroactively adjusted to reflect the Share Consolidation for all periods presented
________________________
(1)This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein
(2)Applies to full year 2025 unless otherwise indicated
(3)Based on data from ICE’s Mortgage Monitor and First Look reports with data through December 2025
(4)Based on estimated number of loans originated as reported by the Mortgage Bankers Association’s Mortgage Finance Forecast dated February 17, 2026
(5)Altisource does not provide foreclosure auction services to Rithm

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future financial / operating performance or financial condition. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 4, 2026. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to customer concentration, impacts to default related referrals occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our debt agreements, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies. The financial projections and scenarios contained in this press release are expressly qualified as forward-looking statements and, as with other forward-looking statements, should not be unduly relied upon. We undertake no obligation to update these statements, scenarios and projections as a result of a change in circumstances, new information or future events, except as required by law.
Webcast
Altisource will host a webcast at 08:30 a.m. EST today to discuss our fourth quarter and full year 2025. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
About Altisource®
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets it serves. Additional information is available at www.altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024

Service revenue	$39,909	$38,450	$161,257	$150,354
Reimbursable expenses	2,338	2,511	9,405	9,592
Non-controlling interests	93	52	313	188
Total revenue	42,340	41,013	170,975	160,134
Cost of revenue	31,129	28,575	122,065	110,605
Gross profit	11,211	12,438	48,910	49,529
Operating expense:
Selling, general and administrative expenses	10,274	11,169	40,976	45,620
Litigation settlement loss	7,517	—	7,517	—
Loss on sale of business	—	685	—	685

(Loss) income from operations	(6,580)	584	417	3,224
Other income (expense), net:
Interest expense	(2,252)	(9,600)	(12,173)	(38,877)
Debt exchange transaction expenses	—	—	(3,646)	—
Other income (expense), net	693	643	1,256	2,786
Total other income (expense), net	(1,559)	(8,957)	(14,563)	(36,091)

Loss before income taxes and non-controlling interests	(8,139)	(8,373)	(14,146)	(32,867)
Income tax (provision) benefit	1,005	(344)	16,074	(2,581)

Net income (loss)	(7,134)	(8,717)	1,928	(35,448)
Net income attributable to non-controlling interests	(93)	(52)	(313)	(188)

Net income (loss) attributable to Altisource	$(7,227)	$(8,769)	$1,615	$(35,636)

Earnings (loss) per share:
Basic	$(0.66)	$(2.44)	$0.16	$(9.99)
Diluted	$(0.66)	$(2.44)	$0.15	$(9.99)

Weighted average shares outstanding:
Basic	10,993	3,591	10,066	3,567
Diluted	10,993	3,591	11,067	3,567

Comprehensive income (loss):
Comprehensive income (loss), net of tax	$(7,134)	$(8,717)	$1,928	$(35,448)
Comprehensive income attributable to non-controlling interests	(93)	(52)	(313)	(188)

Comprehensive income (loss) attributable to Altisource	$(7,227)	$(8,769)	$1,615	$(35,636)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	December 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$26,603	$29,811
Accounts receivable, net of allowance for credit losses of $2,492 and $3,124, respectively	17,984	15,050
Prepaid expenses and other current assets	9,690	6,240
Total current assets	54,277	51,101

Premises and equipment, net	253	701
Right-of-use assets under operating leases	1,117	2,243
Goodwill	55,960	55,960
Intangible assets, net	17,085	21,468
Deferred tax assets, net	6,342	5,629
Other assets	4,767	6,504

Total assets	$139,801	$143,606

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$39,595	$33,512
Current portion of long-term debt	1,225	230,544
Deferred revenue	3,440	3,979
Other current liabilities	2,805	3,238
Total current liabilities	47,065	271,273

Long-term debt	189,861	—
Deferred tax liabilities, net	8,641	9,028
Other non-current liabilities	3,697	20,016

Commitments, contingencies and regulatory matters

Deficit:
Common stock ($0.01 par value; 250,000 shares authorized, 11,021 issued and 10,994 outstanding as of December 31, 2025; 3,745 issued and 3,403 outstanding as of December 31, 2024)	110	37
Additional paid-in capital	257,359	211,523
Accumulated deficit	(363,735)	(259,977)
Treasury stock, at cost (27 shares as of December 31, 2025 and 342 shares as of December 31, 2024)	(3,948)	(108,959)
Altisource deficit	(110,214)	(157,376)

Non-controlling interests	751	665
Total deficit	(109,463)	(156,711)

Total liabilities and deficit	$139,801	$143,606

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the years ended December 31,
	2025	2024

Cash flows from operating activities:
Net income (loss)	$1,928	$(35,448)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	517	997
Amortization of right-of-use assets under operating leases	1,289	1,537
Amortization of intangible assets	5,183	5,080
Paid-in-kind accrual	—	8,715
Share-based compensation expense	4,347	4,737
Bad debt expense	228	840
Amortization of debt premium	(4,127)	—
Amortization of debt discount	915	3,780
Amortization of debt issuance costs	550	2,434
Deferred income taxes	(1,193)	(684)
Loss on disposal of fixed assets	—	14
Loss on sale of business	—	685
Changes in operating assets and liabilities:
Accounts receivable	(3,162)	(4,208)
Prepaid expenses and other current assets	(2,442)	1,658
Other assets	2,073	268
Accounts payable and accrued expenses	6,083	3,704
Current and non-current operating lease liabilities	(1,342)	(1,595)
Other current and non-current liabilities	(15,912)	2,461
Net cash used in operating activities	(5,065)	(5,025)

Cash flows from investing activities:
Additions to premises and equipment	(69)	(3)
Proceeds from the sale of business	—	2,257
Other investing activities	(250)	—
Net cash (used in) provided by investing activities	(319)	2,254

Cash flows from financing activities:
Proceeds from the Super Senior Facility	11,250	—
Debt issuance costs	(1,742)	—
Repayments of long-term debt	(934)	—
Equity issuance costs	(3,839)	—
Purchase of fractional shares	(1)	—
(Repayment of) proceeds from revolving loan	(1,000)	1,000
Proceeds from exercise of warrants, net of costs	31	(90)
Distributions to non-controlling interests	(227)	(138)
Payments of tax withholding on issuance of restricted share units and restricted shares	(361)	(717)
Net cash provided by financing activities	3,177	55

Net decrease in cash, cash equivalents and restricted cash	(2,207)	(2,716)
Cash, cash equivalents and restricted cash at the beginning of the period	32,700	35,416

Cash, cash equivalents and restricted cash at the end of the period	$30,493	$32,700

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the years ended December 31,
	2025	2024

Supplemental cash flow information:
Interest paid	$14,622	$23,810
Income taxes paid, net	(13)	2,053
Acquisition of right-of-use assets with operating lease liabilities	325	488
Reduction of right-of-use assets from operating lease modifications or reassessments	(162)	(87)

Non-cash investing and financing activities:
Equity issued in exchange for debt reduction	45,370	—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Adjusted operating income, pretax loss attributable to Altisource, adjusted pretax income (loss) attributable to Altisource, adjusted net income (loss) attributable to Altisource, adjusted diluted earnings (loss) per share, net cash used in operating activities less additions to premises and equipment less additions to premises and equipment, Adjusted EBITDA, Business Segments Adjusted EBITDA and net debt, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to income from operations, loss before income taxes and non-controlling interests, net income (loss) attributable to Altisource, diluted (loss) earnings per share, net cash used in operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings, cash flows from operating activities and long-term debt net of cash on-hand. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis. Specifically, management uses adjusted net income (loss) attributable to Altisource to measure the on-going after tax performance of the Company because the measure adjusts for the after tax impact of more significant non-recurring items, amortization expense relating to prior acquisitions (some of which fluctuates with revenue from certain customers and some of which is amortized on a straight-line basis) and non-cash share-based compensation expense which can fluctuate based on vesting schedules, grant date timing and the value attributable to awards. We believe adjusted net income (loss) attributable to Altisource is useful to existing shareholders, potential shareholders and other users of our financial information because it provides an after-tax measure of Altisource’s on-going performance that enables these users to perform trend analysis using comparable data. Management uses adjusted diluted earnings (loss) per share to further evaluate adjusted net income (loss) attributable to Altisource while taking into account changes in the number of diluted shares over the comparable periods. We believe adjusted diluted earnings (loss) per share is useful to existing shareholders, potential shareholders and other users of our financial information because it also enables these users to evaluate adjusted net income (loss) attributable to Altisource on a per share basis. Management uses Adjusted EBITDA to measure the Company’s overall performance and Business Segments Adjusted EBITDA to measure the segments overall performance (with the adjustments discussed earlier with regard to adjusted net loss attributable to Altisource) without regard to its capitalization (debt vs. equity) or its income taxes and to perform trend analysis of the Company’s performance over time. Our effective income tax rate can vary based on the jurisdictional mix of our income. Additionally, as the Company’s capital expenditures have significantly declined over time, it provides a measure for management to evaluate the Company’s performance without regard to prior capital expenditures. Management also uses Adjusted EBITDA as one of the measures in determining bonus compensation for certain employees. We believe Adjusted EBITDA and Business Segments Adjusted EBITDA are useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons that management finds the measure useful. Management uses net debt in evaluating the amount of debt the Company has that is in excess of cash and cash equivalents. We believe net debt is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons management finds the measure useful.
Altisource operates in several countries, including Luxembourg, India, the United States and Uruguay. The Company has differing effective tax rates in each country and these rates may change from year to year. In determining the tax effects related to the adjustments in calculating adjusted net income (loss) attributable to Altisource and adjusted diluted earnings (loss) per share, we use the tax rate in the country in which the adjustment applies or, if the adjustment is recognized in more than one country, we separate the adjustment by country, apply the relevant tax rate for each country to the applicable adjustment, and then sum the result to arrive at the total adjustment, net of tax. In 2019, the Company recognized a full valuation allowance on its net deferred tax assets in Luxembourg. Accordingly, for 2025 and 2024, the Company has an effective tax rate of close to 0% in Luxembourg.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Adjusted operating income is calculated by removing intangible asset amortization expense, share-based compensation expense, litigation settlement loss, loss on sale of business, cost of cost savings initiatives and other from income from operations. Pretax loss attributable to Altisource is calculated by removing non-controlling interests from loss before income taxes and non-controlling interests. Adjusted pretax loss attributable to Altisource is calculated by removing non-controlling interests, intangible asset amortization expense, share-based compensation expense, litigation settlement loss, loss on sale of business, cost of cost savings initiatives and other and debt exchange transaction expenses from loss before income taxes and non-controlling interests. Adjusted net income (loss) attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), cost of cost savings initiatives and other (net of tax), debt exchange transaction expenses (net of tax), litigation settlement loss (net of tax), loss on sale of business (net of tax), and certain income tax related items from net income (loss) attributable to Altisource. Adjusted diluted earnings (loss) per share is calculated by dividing net income (loss) attributable to Altisource after removing intangible asset amortization expense (net of tax), loss on sale of business (net of tax), share-based compensation expense (net of tax), litigation settlement loss (net of tax), cost of cost savings initiatives and other (net of tax), debt exchange transaction expenses (net of tax) and certain income tax related items by the weighted average number of diluted shares. Net cash used in operating activities less additions to premises and equipment is calculated by removing additions to premises and equipment from net cash used in operating activities. Adjusted EBITDA is calculated by removing the income tax provision, interest expense (net of interest income), depreciation and amortization, intangible asset amortization expense, share-based compensation expense, litigation settlement loss, loss on sale of business, cost of cost savings initiatives and other and debt exchange transaction expenses from net (loss) income attributable to Altisource. Business Segments Adjusted EBITDA is calculated by removing non-controlling interests, depreciation and amortization, intangible asset amortization expense, share-based compensation expense, litigation settlement loss, cost of cost savings initiatives and other and interest expense (net of interest income) from income before income taxes and non-controlling interests. Net debt is calculated as long-term debt, including current portion, minus cash and cash equivalents.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024

(Loss) income from operations	$(6,580)	$584	$417	$3,224

Intangible asset amortization expense	1,373	1,270	5,183	5,080
Share-based compensation expense	1,281	821	4,347	4,737
Litigation settlement loss	7,517	—	7,517	—
Loss on sale of business	—	685	—	685
Cost of cost savings initiatives and other	200	874	(376)	1,095

Adjusted operating income	$3,791	$4,234	$17,088	$14,821

Loss before income taxes and non-controlling interests	$(8,139)	$(8,373)	$(14,146)	$(32,867)

Non-controlling interests	(93)	(52)	(313)	(188)
Pretax loss attributable to Altisource	(8,232)	(8,425)	(14,459)	(33,055)
Intangible asset amortization expense	1,373	1,270	5,183	5,080
Share-based compensation expense	1,281	821	4,347	4,737
Litigation settlement loss	7,517	—	7,517	—
Loss on sale of business	—	685	—	685
Cost of cost savings initiatives and other	308	874	444	1,095
Debt exchange transaction expenses	—	—	3,646	—

Adjusted pretax income (loss) attributable to Altisource	$2,247	$(4,775)	$6,678	$(21,458)

Net income (loss) attributable to Altisource	$(7,227)	$(8,769)	$1,615	$(35,636)

Income tax (benefit) provision	(1,005)	344	(16,074)	2,581
Interest expense (net of interest income)	1,725	9,319	11,116	37,848
Depreciation and amortization	74	203	517	997
Intangible asset amortization expense	1,373	1,270	5,183	5,080
Share-based compensation expense	1,281	821	4,347	4,737
Litigation settlement loss	7,517	—	7,517	—
Loss on sale of business	—	685	—	685
Cost of cost savings initiatives and other	308	874	444	1,095
Debt exchange transaction expenses	—	—	3,646	—

Adjusted EBITDA	$4,046	$4,747	$18,311	$17,387

Business Segments:
Income before income taxes and non-controlling interests	$2,107	$9,838	$33,403	$38,145

Non-controlling interests	(93)	(52)	(313)	(188)
Depreciation and amortization	53	80	260	346
Intangible asset amortization expense	1,373	1,270	5,183	5,080
Share-based compensation expense	243	281	400	1,286
Litigation settlement loss	7,517	—	7,517	—
Cost of cost savings initiatives and other	145	7	1,008	58
Interest expense (net of interest income)	27	(59)	124	(120)

Business Segments Adjusted EBITDA	$11,372	$11,365	$47,582	$44,607

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024

Corporate and Others:
Loss before income taxes and non-controlling interests	$(10,246)	$(18,211)	$(47,549)	$(71,012)

Depreciation and amortization	21	123	257	651
Share-based compensation expense	1,038	540	3,947	3,451
Loss on sale of business	—	685	—	685
Cost of cost savings initiatives and other	163	867	(564)	1,037
Interest expense (net of interest income)	1,698	9,378	10,992	37,968
Debt exchange transaction expenses	—	—	3,646	—

Corporate and Others Adjusted EBITDA	$(7,326)	$(6,618)	$(29,271)	$(27,220)

Net income (loss) attributable to Altisource	$(7,227)	$(8,769)	$1,615	$(35,636)

Intangible asset amortization expense, net of tax	1,349	1,270	5,159	5,080
Share-based compensation expense, net of tax	1,178	720	4,040	4,122
Cost of cost savings initiatives and other, net of tax	207	875	389	1,075
Debt exchange transaction expenses, net of tax	—	—	3,646	—
Litigation settlement loss, net of tax	5,747	—	5,747	—
Loss on sale of business, net of tax	—	685	—	685
Certain income tax related items	7	206	(16,220)	1,527

Adjusted net income (loss) attributable to Altisource	$1,261	$(5,013)	$4,376	$(23,147)

Diluted (loss) earnings per share	$(0.66)	$(2.44)	$0.15	$(9.99)

Intangible asset amortization expense, net of tax, per diluted share	0.12	0.35	0.47	1.42
Loss on sale of business, net of tax, per diluted share	—	0.19	—	0.19
Share-based compensation expense, net of tax, per diluted share	0.11	0.20	0.37	1.16
Litigation settlement loss, net of tax, per diluted share	0.52	—	0.52	—
Cost of cost savings initiatives and other, net of tax, per diluted share	0.02	0.24	0.04	0.30
Debt exchange transaction expenses, per diluted share	—	—	0.33	—
Certain income tax related items, per diluted share	0.00	0.06	(1.47)	0.43

Adjusted diluted earnings (loss) per share	$0.11	$(1.40)	$0.40	$(6.49)

Calculation of the impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$1,373	$1,270	$5,183	$5,080
Tax benefit from intangible asset amortization	(24)	—	(24)	—
Intangible asset amortization expense, net of tax	1,349	1,270	5,159	5,080
Diluted share count	10,993	3,591	11,067	3,567

Intangible asset amortization expense, net of tax, per diluted share	$0.12	$0.35	$0.47	$1.42

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024

Calculation of the per share impact compensation expense, net of tax
Share-based compensation expense	$1,281	$821	$4,347	$4,737
Tax benefit from share-based compensation expense	(103)	(101)	(307)	(615)
Share-based compensation expense, net of tax	1,178	720	4,040	4,122
Diluted share count	10,993	3,591	11,067	3,567

Share-based compensation expense, net of tax, per diluted share	$0.11	$0.20	$0.37	$1.16

Calculation of the impact of debt exchange transaction expenses, net of tax
Debt exchange transaction expenses	$—	$—	$3,646	$—
Tax benefit from share-based compensation expense	—	—	—	—
Debt exchange transaction expenses, net of tax	—	—	3,646	—
Diluted share count	10,993	3.591	11,067	3.567

Debt exchange transaction expenses, net of tax per diluted share	$—	$—	$0.33	$—

Calculation of the per share impact of cost of cost savings initiatives and other, net of tax
Cost of cost savings initiatives and other	$308	$874	$444	$1,095
Tax (benefit) provision from cost of cost savings initiatives and other	(101)	1	(55)	(20)
Cost of cost savings initiatives and other, net of tax	207	875	389	1,075
Diluted share count	10,993	3,591	11,067	3,567

Cost of cost savings initiatives and other, net of tax, per diluted share	$0.02	$0.24	$0.04	$0.30

Calculation of the impact of litigation settlement loss, net of tax
Litigation settlement loss	$7,517	$—	$7,517	$—
Tax benefit from litigation settlement loss	(1,770)	—	(1,770)	—
Litigation settlement loss, net of tax	5,747	—	5,747	—
Diluted share count	10,993	3,591	11,067	3,567

Litigation settlement loss, net of tax per diluted share	$0.52	$—	$0.52	$—

Calculation of the impact of loss on sale of businesses, net of tax
Loss on sale of business	$—	$685	$—	$685
Tax provision from loss on sale of business	—	—	—	—
Loss on sale of business, net of tax	—	685	—	685
Diluted share count	10,993	3,591	11,067	3,567

Loss on sale of business, net of tax, per diluted share	$—	$0.19	$—	$0.19

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024

Calculation of the per share impact of certain income tax related items resulting from:
Foreign income tax reserves / other	7	206	(16,220)	1,527
Certain income tax related items	7	206	(16,220)	1,527
Diluted share count	10,993	3,591	11,067	3,567

Certain income tax related items, per diluted share	$0.00	$0.06	$(1.47)	$0.43

Net cash used in operating activities	$(505)	$(1,401)	$(5,065)	$(5,025)
Less: additions to premises and equipment	(20)	(3)	(69)	(3)

Net cash used in operating activities less additions to premises and equipment	$(525)	$(1,404)	$(5,134)	$(5,028)

	December 31, 2025	December 31, 2024

Senior secured term loans	$159,175	$232,800
Super senior term loan	12,391	—
Less: Cash and cash equivalents	(26,603)	(29,811)

Net debt	$144,963	$202,989
Note: Amounts may not add to the total due to rounding.